Exhibit 10.1

FIRST AMENDMENT TO

CONSULTING SERVICES AGREEMENT

This First Amendment to Consulting Services Agreement (this “Amendment”) is entered into as of September 18, 2026 (the “Amendment Effective Date”), by and between Caring Brands, Inc. (the “Company”) and Myall Luna Ventures Inc. (the “Consultant”).

RECITALS

WHEREAS, the Company and the Consultant entered into that certain Consulting Services Agreement effective as of September 2, 2026 (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Consultant currently provides financial and accounting management and related services to the Company; and

WHEREAS, the Company and the Consultant desire to amend the Agreement to reflect the Consultant’s expanded responsibilities, including the provision of Chief Financial Officer services to the Company, and to modify the monthly consulting fee payable under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Chief Financial Officer Services

Effective as of the Amendment Effective Date, the scope of services under the Agreement is hereby amended to provide that Brian Meadows, through the Consultant, shall serve as the Chief Financial Officer (“CFO”) of Caring Brands, Inc.

In such capacity, Brian Meadows shall perform the duties and responsibilities customarily associated with the position of Chief Financial Officer of a publicly traded company, together with such other financial, accounting, reporting, strategic, financing, regulatory and administrative responsibilities as may reasonably be requested by the Company’s Chief Executive Officer or Board of Directors.

Such responsibilities may include, without limitation, oversight of the Company’s financial reporting, accounting functions, internal controls, budgeting, forecasting, cash management, financing activities, audit coordination, regulatory and securities reporting, and financial communications with the Company’s management, Board of Directors, auditors, legal counsel, investors, regulators and other professional advisors.

2. Consulting Fee

Effective as of the Amendment Effective Date, the monthly consulting fee payable to the Consultant under the Agreement shall be increased from US$10,000 per month to US$15,000 per month.

The US$15,000 monthly consulting fee shall replace the US$10,000 monthly consulting fee set forth in the Agreement. All other payment terms contained in the Agreement shall remain unchanged unless expressly modified by this Amendment.

3. Continuing Effect of Agreement

Except as expressly amended by this Amendment, all terms, provisions, covenants and conditions of the Agreement shall remain unchanged and in full force and effect.

In the event of any conflict or inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4. Incorporation

This Amendment shall be deemed part of, and incorporated into, the Agreement. From and after the Amendment Effective Date, all references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.

5. Counterparts and Electronic Signatures

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic and electronically transmitted signatures shall be deemed effective as original signatures.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Consulting Services Agreement as of the Amendment Effective Date.

CARING BRANDS, INC.		MYALL LUNA VENTURES INC.

By:		By:
Name:	Dr. Glynn Wilson	Name:	Brian Meadows
Title:	Chief Executive Officer	Title:	Authorized Signatory
Date:		Date: